Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

August 1, 2013

Media Contact:

Doug Shepard

Executive Vice President and Chief Financial Officer

(210) 829-9120

doug_shepard@harte-hanks.com

HARTE-HANKS REPORTS SECOND QUARTER RESULTS

Note:  The company will host a conference call to discuss the earnings release on August 1, 2013, at 10:00 a.m. Central Time.  The conference call number is (888) 277-7060 for domestic callers and (913) 312-0696 for international callers, conference ID 5302807.  To access an audio webcast, please go to the link within the Harte-Hanks website in the Investors section.  An audio replay will be available shortly after the call through August 9, 2013 at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, conference ID 5302807.  The replay also will be available on the Harte-Hanks web site in the Investors section.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported second quarter 2013 diluted earnings per share from continuing operations of $0.13 on revenues of $188.3 million.    These results compare to diluted loss per share from continuing operations of $(1.66) on $189.6 million in revenues for the second quarter of 2012.

The 2013 second quarter financial results include approximately $2.0 million in pretax  compensation charges and fees related to the retirement of our former Chief Executive Officer and the hiring of his successor.  The 2012 second quarter financial results include $156.9 million for the impairment of Shoppers goodwill and other intangibles and $2.2 million for restructuring charges.  Excluding those items, second quarter diluted earnings per share from continuing operations was $0.15 per share for 2013 and $0.14 per share for 2012.  These charges are summarized in the table below:

	Quarter Ended June 30,
(In thousands, pretax)	2013	2012
Impairment and other intangibles		$156,900
Restructuring charges		2,200
CEO retirement	2,000
	$2,000	$159,100

Direct Marketing		$1,000
Shoppers		158,100
Corporate	2,000
	$2,000	$159,100

The following table presents financial highlights of the company’s operations for the second quarter of 2013 and 2012, respectively.  Full financial results are attached.

RESULTS FROM CONTINUING OPERATIONS (unaudited)

	Three Months Ended June 30,
(In thousands, except per share amounts)	2013	2012	% Change
Operating revenues	$188,256	$189,629	-0.7%
Operating income (loss)	14,309	(143,403)	110.0%
Income (loss) from continuing operations	8,309	(104,638)	107.9%
Diluted earnings (loss) per share from continuing operations	0.13	(1.66)	107.8%
Diluted shares (weighted average common and common equivalent shares outstanding)	62,755	63,007	0.4%

Capital expenditures for the quarter were $4.8 million compared to $2.6 million in the prior year’s second quarter.

Total revenues decreased 0.7% driven by a decrease in Direct Marketing revenues of 1.9%, partially offset by an increase in Shoppers revenues of 2.8%.   Direct Marketing results reflect the impact of our financial vertical and retail vertical increasing 4% and 2%, respectively.  The automotive and consumer brands vertical experienced a 2% revenue decline, and our high-tech vertical was flat. Our select vertical decreased 17% compared to 2012 and our pharmaceutical vertical decreased 12% from the previously discussed loss of a long standing customer in the third quarter of 2012.  Shoppers revenue performance reflects increased revenues from distribution products, partially offset by decreased in-book advertising.  From an industry perspective, Shoppers revenues increased from the consumer spending, automotive, health, restaurant and communications sectors, and decreased from the real estate and education sectors.

Operating income, excluding the previously discussed charges in 2013 and 2012, increased $0.6 million.  Direct Marketing operating income, excluding charges, increased 2.3% with increased operating margins and Shoppers operating income, excluding charges, increased $0.5 million with a $1.3 million revenue increase for the quarter.

Commenting on the second quarter performance, President and Chief Executive Officer Robert Philpott said, “We are encouraged by the overall improving marketing environment as evidenced by the growing confidence and optimism in the United States economy.  The challenge remains in traditional marketing channels where industry forecasts are weak for the near future.  Cost pressures and intense competition determine which marketer wins business.  Omnichannel strategy is now common place amongst our clients, Harte-Hanks’ unique combination of skills in both digital and conventional marketing channels will serve us well.

“Our second quarter performance was an improvement in both revenues and operating income compared to the 2013 first quarter.

“Our business continues to be volatile, especially in the traditional services we provide.  Retailers in particular are consistently requiring short-term flexibility in the nature and volume of their marketing campaigns.  Therefore, for the remainder of year, we expect to see revenue trends consistent with those seen in the first half and with operating margins under short-term pressure.”

Selected Highlights:

Harte-Hanks secured the following engagements illustrating the success of our omnichannel marketing service offerings:

•                  Shell, the seventh largest oil company, selected Harte-Hanks to design and execute new customer acquisition programs to support the U.S. launch of an offering targeting businesses.  Using a combination of data, analytics and custom-designed B2B communications strategies, Harte-Hanks will identify and nurture targeted prospects for the offering, delivering qualified leads to the client’s field sales force.

•                  A global information storage company selected Harte-Hanks to architect and build a global marketing database (including standardization of data from dozens of countries), integrate multiple marketing technology toolsets, and provide a unified data management solution to improve the client’s analytics and marketing decisions.

•                  A large independent software firm engaged Harte-Hanks to provide B2B lead generation and qualification services for the firm’s operations across Europe.  Harte-Hanks will employ an integrated suite of digital agency, data and contact center solutions to communicate with and nurture prospects responding to the firm’s marketing activity.

•                  One of the world’s largest information technology companies selected Harte-Hanks to gather marketing intelligence, compile business information and acquire contact information on IT resellers worldwide.  Using its network of contact centers in the U.S., Asia, Australia and Europe, Harte-Hanks will provide the client with accurate, up-to-date information on these resellers, which will enable the client to more effectively market its services and influence and engage their key partners.

•                  A leading nutritional company chose Harte-Hanks to execute its infant and child formula direct mail program. Over 15 million direct mail pieces will be manufactured and mailed annually in support of this program.

Harte-Hanks continued its progress in emerging digital marketing fields, with our people and technology helping clients as they expand their digital marketing programs:

•                  One of the world’s largest IT services companies selected Harte-Hanks’ Mason Zimbler® agency to develop social media programs that provide the client’s sales force with social media skills, tools and tactics.  This program facilitates our client’s engagement of its large global customers earlier in the sales cycle.  Mason Zimbler will expand on the foundation of several prior successful social media programs it has built for the client over the past three years.

•                  A leading home goods retailer has engaged Harte-Hanks to provide technical integration support and testing of their customer preference centers.  Harte-Hanks will ensure a consistent experience across all channels for its client’s customers, including email, mobile and social.

Harte-Hanks received the following industry recognition of its leadership:

•                  Harte-Hanks’ Trillium Software® was named a data quality leader by independent analyst firm The Information Difference, and recognized for its commitment to customer satisfaction and cited as the one leading vendor in terms of technology and market strength with the happiest customers.

•                  Michele Fitzpatrick, executive vice president, strategy and marketing, The Agency Inside® Harte-Hanks, was named Philadelphia Direct Marketing Association (PDMA) 2013 Direct Marketer of the Year, and was recognized for her significant contribution to direct marketing and industry leadership at the PDMA annual Benjamin Franklin “Benny” Awards for Direct Marketing Excellence. Additionally, The Agency Inside Harte-Hanks won eleven Hermes Creative Awards for client work in both traditional and digital media.

About Harte-Hanks:

Harte-Hanks® is a worldwide direct and targeted marketing company that provides multichannel direct and digital marketing services and shopper advertising opportunities to a wide range of local, regional, national and international consumer and business-to-business marketers.

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings conference call contain “forward-looking statements” within the meaning of the federal securities laws.  All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include:  (a) domestic, international and local economic and business conditions, including (i) market conditions in California that may continue to adversely impact local advertising expenditures in our Shoppers publications and (ii) the impact of  economic uncertainty in the United States and elsewhere on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending  on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client preferences; (c) economic and other business factors that impact the industry verticals that we serve, including competition and  consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition; (f) our ability to protect our data centers against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012.  The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), plus goodwill and other intangibles impairment (tax-effected) less capital expenditures, all of the aforementioned are from continuing operations and (2) EBITDA, defined as net income before interest, taxes, goodwill and other intangibles impairment, depreciation, and amortization.  Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.  A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

This document may contain trademarks that are owned or licensed by Harte-Hanks, Inc. and its subsidiaries, including, without limitation, Harte-Hanks® and other names and marks.  All other brand names, product names, or trademarks belong to their respective holders.

Tags in this release: Harte-Hanks, The Agency Inside, Trillium Software, Aberdeen, Direct Marketing, Shoppers, PennySaverUSA.com, Contact Centers, Digital Marketing, Digital Solutions, Mobile, Social, Direct Mail, Database, Digital Print, Strategy

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
In thousands, except per share data	2013	2012	2013	2012

Operating revenues	$188,256	$189,629	$366,588	$375,671
Operating expenses:
Labor	82,740	85,338	163,048	169,217
Production and distribution	70,097	68,726	137,684	136,395
Impairment of Goodwill and Intangibles	—	156,936	—	156,936
Advertising, selling, general and administrative	16,469	16,372	31,795	31,685
Depreciation and amortization	4,641	5,660	9,578	10,865
	173,947	333,032	342,105	505,098
Operating income	14,309	(143,403)	24,483	(129,427)
Other expenses (income):
Interest expense	779	880	1,582	1,899
Interest income	(42)	(29)	(77)	(58)
Other, net	83	402	(1,135)	1,057
	820	1,253	370	2,898
Income from continuing operations before income taxes	13,489	(144,656)	24,113	(132,325)
Income tax expense	5,180	(40,018)	9,137	(35,122)
Income from continuing operations	$8,309	$(104,638)	$14,976	$(97,203)

Loss from discontinued operations, net of income taxes	—	(5,067)	—	(5,709)

Net Income	$8,309	$(109,705)	$14,976	$(102,912)

Basic earnings (loss) per common share
Continuing operations	$0.13	$(1.66)	$0.24	$(1.54)
Discontinued operations	—	(0.08)	—	(0.09)
Basic earnings per share	$0.13	$(1.74)	$0.24	$(1.63)

Weighted-average common shares outstanding	62,446	63,007	62,459	62,959

Diluted earnings (loss) per common share
Continuing operations	$0.13	$(1.66)	$0.24	$(1.54)
Discontinued operations	—	(0.08)	—	(0.09)
Diluted earnings per share	$0.13	$(1.74)	$0.24	$(1.63)

Weighted-average common and common equivalent shares outstanding	62,755	63,007	62,712	62,959

Balance Sheet Data (Unaudited)

	June 30,	December 31,
In thousands	2013	2012

Cash and cash equivalents	$63,875	$49,648
Total debt	$104,125	$110,250

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended			Six months ended
	June 30,			June 30,
In thousands	2013	2012	% Change	2013	2012	% Change

OPERATING REVENUES:
Direct Marketing	$140,106	$142,794	-1.9%	$272,458	$282,250	-3.5%
Shoppers	48,151	46,835	2.8%	$94,131	$93,421	0.8%
Total operating revenues	$188,257	$189,629	-0.7%	$366,589	$375,671	-2.4%

OPERATING INCOME:
Direct Marketing	$17,977	$16,578	8.4%	$30,800	$32,231	-4.4%
Shoppers	1,896	(156,684)	101.2%	$2,666	$(155,439)	-101.7%
General corporate expense	(5,564)	(3,297)	-68.8%	$(8,982)	$(6,219)	-44.4%
Total operating income	$14,309	$(143,403)	-110.0%	$24,484	$(129,427)	-118.9%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$3,770	$4,005	-5.9%	$7,831	$8,116	-3.5%
Shoppers	867	1,650	-47.4%	$1,738	$2,739	-36.5%
General corporate expense	4	4	0.0%	$9	$9	0.0%
Total depreciation and amortization	$4,641	$5,659	-18.0%	$9,578	$10,864	-11.8%

Reconciliation of Net Income to Free Cash Flow

	Three months ended		Six months ended
	June 30,		June 30,
In thousands	2013	2012	2013	2012
Income from continuing operations	$8,309	$(104,638)	$14,976	$(97,203)
Add: After-tax stock-based compensation (Note 1)	1,322	735	$2,095	$1,333
Add: Depreciation and amortization	4,641	5,660	$9,578	$10,865
Less: Capital expenditures	4,755	2,608	$9,386	$5,662
Free cash flow from continuing operations	9,517	(100,851)	17,263	(90,667)

Loss from discontinued operations	—	(5,067)	$—	$(5,709)
Add: Depreciation and amortization	—	288	$—	$623
Less: Capital expenditures	—	—	$—	$—
Free cash flow from discontinued operations	—	(4,779)	—	(5,086)

Total free cash flow	$9,517	$(105,630)	$17,263	$(95,753)

Note 1:  Pre-tax compensation expense was $2,203 and $1,203 for the three months ended June 30, 2013 and 2012, respectively.

Pre-tax compensation expense was $3,491 and $2,196 for the six months ended June 30, 2013 and 2012, respectively.

Reconciliation of Net Income to EBITDA from Continuing Operations

	Three months ended		Six months ended
	June 30,		June 30,
In thousands	2013	2012	2013	2012
Income from Continuing Operations	$8,309	$(104,638)	$14,976	$(97,203)
Depreciation and amortization	4,641	5,660	$9,578	$10,865
Interest expense, net and non-operating, net	821	1,253	$371	$2,898
Income tax expense	5,180	(40,018)	$9,137	$(35,122)
EBITDA from Continuing Operations	$18,951	$(137,743)	$34,062	$(118,562)

EBITDA From Continuing Operations by Segment:
Direct Marketing	$21,747	$20,583	$38,630	$40,347
Shoppers	2,764	(155,034)	$4,405	$(152,700)
Corporate	(5,560)	(3,293)	$(8,973)	$(6,210)
	$18,951	$(137,744)	$34,062	$(118,563)

Harte-Hanks, Inc.

Direct Marketing Revenue Mix (Unaudited)

Vertical Markets - Percent of Direct Marketing Revenue

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012

Retail	28%	27%	28%	27%
Financial and Insurance Services	15%	14%	16%	14%
Technology	24%	23%	24%	24%
Healthcare and Pharmaceuticals	8%	9%	8%	10%
Auto and Consumer Brands	17%	17%	17%	17%
Other Select Markets	8%	10%	7%	8%
	100%	100%	100%	100%